As filed with the Securities and Exchange Commission on August 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZOSANO PHARMA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	45-4488360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

34790 Ardentech Court

Fremont, CA 94555

(510) 745-1200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Zosano Pharma Corporation Amended and Restated 2014 Equity and Incentive Plan

(Full Title of the Plan)

John P. Walker

President and Chief Executive Officer

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, CA 94555

(510) 745-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copies to:

Alan C. Mendelson, Esq.

Kathleen M. Wells, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	17,357(2)	$2.54(4)	$44,087	$6
Common Stock, $0.0001 par value	401,699(3)	$2.75 – $4.78(5)	$1,299,633	$159
Total:	419,056		$1,343,720	$165

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock of Zosano Pharma Corporation (the “Registrant”) that become issuable under the Zosano Pharma Corporation Amended and Restated 2014 Equity and Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents the additional shares of common stock available for future issuance under the 2014 Plan resulting from an annual increase as of January 1, 2019 pursuant to the evergreen provision therein.
(3)	Represents the additional shares of common stock reserved for issuance upon the exercise of outstanding options granted pursuant to the evergreen provision under the 2014 Plan.
(4)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The offering price per share and the aggregated offering price for shares reserved for future issuance under the 2014 Plan are based on the average of the high and the low price of Registrant’s common stock as reported the Nasdaq Capital Market on August 7, 2019.

(5)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The offering price per share and the aggregate offering price for outstanding options granted under the 2014 Plan are based upon the weighted-average exercise price of such outstanding options. The chart below details the calculations of the registration fee for the outstanding options:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2014 Plan	89,693	$4.78	$428,733
Shares issuable upon the exercise of outstanding options granted under the 2014 Plan	1,515	$4.39	$6,651
Shares issuable upon the exercise of outstanding options granted under the 2014 Plan	13,907	$3.49	$48,536
Shares issuable upon the exercise of outstanding options granted under the 2014 Plan	884	$2.87	$2,538
Shares issuable upon the exercise of outstanding options granted under the 2014 Plan	295,700	$2.75	$813,175
Total:	401,699		$1,299,633

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 419,056 shares of the Registrant’s common stock issuable under the 2014 Plan, pursuant to the automatic annual increase provision therein, from which options to purchase an aggregate of 401,699 shares of the Registrant’s common stock were subsequently granted, for which Registration Statements on Form S-8 (File No. 333-203039, File No. 333-218502 and File No. 333-225527) are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2015 (File No. 333-203039), June 5, 2017 (File No. 333-218502) and June 8, 2018 (File No. 333-225527) are incorporated by reference herein.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 25, 2019;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, filed with the SEC on May 14, 2019 and August 14, 2019, respectively;

(c)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 16, 2019 (as amended by the Form 8-K/A filed on February 28, 2019), April 11, 2019, May 31, 2019 and July 22, 2019; and

(d)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, dated July 25, 2014, filed with the SEC on July 25, 2014 (File No. 001-36570) and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Zosano Pharma Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2015 (File No. 001-36570)).

3.2	Amended and Restated Bylaws of Zosano Pharma Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2015 (File No. 001-36570)).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Zosano Pharma Corporation, filed on January 24, 2018 (Authorized Share Increase) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 25, 2018 (File No. 001-36570)).

3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Zosano Pharma Corporation, filed on January 24, 2018 (Reverse Stock Split) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 25, 2018 (File No. 001-36570)).

4.1	Specimen certificate evidencing shares of common stock of Zosano Pharma Corporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on July 25, 2014 (File No. 333-196983)).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Marcum LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on the signature page of this Registration Statement).

99.1	Zosano Pharma Corporation Amended and Restated 2014 Equity and Incentive Plan, as amended May 31, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2018 (File No. 001-36570)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 14, 2019.

Zosano Pharma Corporation

By:	/s/ John P. Walker
Name:	John P. Walker
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Walker and Gregory Kitchener, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Walker	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2019
John P. Walker

/s/ Gregory Kitchener	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2019
Gregory Kitchener

/s/ Steven A. Elms	Director	August 14, 2019
Steven A. Elms

/s/ Linda S. Grais	Director	August 14, 2019
Linda S. Grais

/s/ Kenneth R. Greathouse	Director	August 14, 2019
Kenneth R. Greathouse

/s/ Joseph P. Hagan	Director	August 14, 2019
Joseph P. Hagan

/s/ Troy Wilson	Director	August 14, 2019
Troy Wilson

/s/ Kleanthis G. Xanthopoulos	Director	August 14, 2019
Kleanthis G. Xanthopoulos